Exhibit 10.6

AMENDMENT NO. 1 TO THE

INTELSAT GLOBAL S.A. UNALLOCATED BONUS PLAN

This Amendment No. 1 (this “Amendment”) to the Intelsat Global, Ltd. Unallocated Bonus Plan (collectively with the side letters with each of the individual signatories hereto, the “Plan”) is made as of March 30, 2012.

R E C I T A L S

WHEREAS, prior to the date of this Amendment, (i) Intelsat Global S.A. (f/k/a/ Intelsat Global, Ltd.), a Luxembourg société anonyme, RCS Luxembourg B149927 (“Intelsat Global”) has formed Intelsat Global Holdings S.A., a Luxembourg société anonyme, RCS Luxembourg B162135 (the “Intelsat Global Holdings”), as a wholly-owned subsidiary of Intelsat Global and (ii) Intelsat Global Holdings has formed a new intermediate holding company, Intelsat Investment Holdings S.àr.l., RCS Luxembourg B162240 (“Intelsat IntermediateCo”), to hold all of the outstanding shares of Intelsat Global Holdings’ subsidiaries;

WHEREAS, concurrently with the entry into this Amendment, Intelsat Global Holdings and all of the shareholders of Intelsat Global (including the Shareholders) are entering into certain contribution agreements, pursuant to which such shareholders are contributing their Class A common shares, nominal value $0.01 per share, of Intelsat Global and Class B common shares, nominal value $0.01 per share, of Intelsat Global to Intelsat Global Holdings in exchange for Class A common shares, nominal value $0.01 per share, of Intelsat Global Holdings and Class B common shares, nominal value $0.01 per share, of Intelsat Global Holdings, all on the terms and conditions set forth in such contribution agreements (the “Transaction”);

WHEREAS, Section 11 of the Plan provides that, in order to amend the Plan, the amendment must be approved by Participants then holding 50% or more of the Common Shares that are subject to outstanding Awards; and

WHEREAS, subject to the approval of the requisite number of Participants, in connection with the Transaction, the Board of Directors of Intelsat Global (the “Board”) and the Board of Directors of Intelsat Global Holdings wish to amend the Plan and to provide for the assignment of the Plan from Intelsat Global to Intelsat Global Holdings.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the promises and covenants set forth herein, by resolution of the Board and subject to the approval of the requisite number of Participants, the Plan is amended as of the Amendment Effective Date as follows:

A G R E E M E N T

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given them in the Plan (for the avoidance of doubt, as applicable, as amended by this Amendment).

2. Assignment and Assumption to Intelsat Global Holdings.

2.1 Assignment. Effective as of the Amendment Effective Date, Intelsat Global agrees to transfer, convey and assign to Intelsat Global Holdings all of Intelsat Global’s obligations, liabilities, rights, title and interest in the Plan, as amended hereby.

2.2 Assumption of Obligations. Effective as of the Amendment Effective Date, Intelsat Global Holdings hereby assumes and agrees to accept the transfer, conveyance and assignment of the Plan, as amended hereby, and hereby assumes all obligations, liabilities, rights, title and interest of Intelsat Global with respect to the Plan, as amended hereby.

2.3 Release of Intelsat Global. Effective as of the Amendment Effective Date, Intelsat Global Holdings releases Intelsat Global from any obligations and liabilities relating to the Plan, as amended hereby.

3. Amendment. Upon the occurrence of the Amendment Effective Date, all references in the Plan to “Intelsat Global S.A.” are hereby replaced with “Intelsat Global Holdings S.A.”, with full force and effect as of the Amendment Effective Date. Furthermore, the defined term “the Company” shall be deemed to refer to Intelsat Global Holdings, as its legal name may be changed from time to time.

4. Conditions to Amendment. The effectiveness of this Amendment is subject to the approval of the requisite number of Participants and the consummation of the Transaction (such time and date of consummation, the “Amendment Effective Date”).

5. Miscellaneous.

5.1 Governing Law. All questions concerning the construction, validation and interpretation of this Amendment shall be governed by the law of the State of Delaware without regard to its conflicts of laws provision.

5.2 Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or pdf format), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

5.3 Severability. In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment which shall remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the parties’ intent.

5.4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

5.5 Other. Except as expressly amended hereby, the Plan shall in all respects continue in full force and effect.

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I hereby certify that this Amendment was adopted by the Board of Directors of Intelsat Global S.A. on August 25, 2011.

/s/ Phillip L. Spector
By: Phillip L. Spector
Title: Executive Vice President and General Counsel

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I hereby certify that this Amendment was adopted by the Board of Directors of Intelsat Global Holdings S.A. on August 25, 2011.

/s/ Phillip L. Spector
By: Phillip L. Spector
Title: Executive Vice President and General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INTELSAT GLOBAL S.A.

By:	/s/ Phillip L. Spector
Name: Phillip L. Spector
Title: Executive Vice President and General Counsel

INTELSAT GLOBAL HOLDINGS S.A.

By:	/s/ Phillip L. Spector
Name: Phillip L. Spector
Title: Executive Vice President and General Counsel

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So Approved:

/s/ David McGlade
David McGlade

/s/ Michael McDonnell
Michael McDonnell

/s/ Phillip Spector
Phillip Spector